INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 3 Registration Statement No. 333-81613 on Form S-4 of Riviera Black Hawk, Inc. of our report dated February 19, 1999, appearing in the Annual Report on Form 10-K of Riviera Holdings Corporation for the year ended December 31, 1998, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.


/s/ Deloitte & Touche LLP
-------------------------
DELOITTE & TOUCHE LLP


Las Vegas, Nevada
October 14, 1999